Exhibit 10.8
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Version
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (“Agreement”) dated as of January 22, 2009 (“Effective Date”), is entered into between Covella Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at P.O. Box 676150, 14530 Calle Carla, Rancho Santa Fe, CA 92067 (“Covella”) and Biogen Idec MA Inc., a Massachusetts corporation, having its principal executive offices at 14 Cambridge Centre, Cambridge, MA 02142 (“Biogen Idec”).
BACKGROUND
A.	Biogen Idec has a pre-clinical stage development program relating to anti-VLA1 integrin antibodies (“Anti-VLA1 Antibody Program”). Biogen Idec owns certain patents, know-how and other intellectual property related to its Anti-VLA1 Antibody Program and has exclusively licensed certain other patents related to such Anti-VLA1 Antibody Program.
B.	Covella desires to obtain an exclusive license to the patents and certain know-how and other intellectual property rights owned or controlled by Biogen Idec related to its Anti-VLA1 Antibody Program in order to research, develop and commercially exploit products and services.
C.	Biogen Idec desires to grant an exclusive license to Covella under Biogen Idec’s rights to such patents and certain know-how and other intellectual property rights upon the terms and conditions set forth herein.
D.	Concurrently with this Agreement, Biogen Idec is assigning to Covella all of its rights and obligations under the Boys Town Agreement (as further defined below).
F.	Concurrently with this Agreement, the Parties are entering into a Services and Supply Agreement (as further defined below) under which Biogen Idec will provide [***] services relating to materials manufactured for use in the Anti-VLA1 Antibody Program prior to the Effective Date, and will transfer such materials to Covella, all as set forth therein.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     For purposes of this Agreement, the following terms when used with initial capital letters shall have the respective meanings set forth below in this Article I or elsewhere herein.

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     1.1 “Adverse Event” shall mean any untoward medical occurrence in a patient or subject who is administered a Product, whether or not considered related to the Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Product.
     1.2 “Affiliate” of a Party shall mean any person, corporation, or other business entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be. As used in this Section 1.2, “control” shall mean: (a) to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation, or other business entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting share capital in such person, corporation, or other business entity. A “Controlled Affiliate” is any such person, corporation or other business entity that is controlled, directly or indirectly, by a Party.
     1.3 “Approval” shall mean all approvals, licenses, registrations or authorizations of all government agencies in a country, necessary for the manufacture, use, storage, import, marketing and/or sale of a Product or a Service in such country, including any requisite pricing and reimbursement approvals.
     1.4 “Biogen Idec Know-How” shall mean all methods, materials (including biological materials), know-how and other information that (a) were invented, used or generated prior to the Effective Date in connection with the identification, discovery or development of any Product or Service under, or any materials used in, the Anti-VLA1 Antibody Program and are set out on Exhibit 1.4 attached to this Agreement (including any additions to Exhibit 1.4 pursuant to Section 2.10(a)) or (b) are Modified Know-How based on or derived from Biogen Idec Know-How. For the avoidance of doubt, (i) the Biogen Idec Know-How excludes the Manufacturing Know-How, and (ii) the Existing Inventory comprises both Biogen Idec Know-How and [***], and is subject to the terms and restrictions set forth in Section 2.8.
     1.5 “Biogen Idec Patents” shall mean (a) the Patents owned or Controlled by Biogen Idec or its Controlled Affiliates listed on Exhibit 1.5 attached to this Agreement, (b) the claims contained within any Patents owned or Controlled by Biogen Idec or its Controlled Affiliates as of the Effective Date which specifically claim an antibody that binds via its variable region solely to the VLA1 integrin and whose primary mechanism of action is through such VLA-1 integrin binding, and (c) the claims contained within any Patents owned or Controlled by Biogen Idec or its Controlled Affiliates after the Effective Date that [***]. Notwithstanding anything else, clause (c) of the foregoing sentence shall not include [***] as a result of (i) [***], or (ii) [***]. For purposes of this Section 1.5, [***] shall exclude any [***], in each case [***].

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     1.6 “Biogen Idec Technology” shall mean the Biogen Idec Patents, the Biogen Idec Know-How and the Manufacturing Know-How.
     1.7 “BLA” shall mean a Biologics License Application (or its equivalent, including if applicable a New Drug Application), as defined in the United States Food, Drug, and Cosmetic Act and the regulations promulgated thereunder.
     1.8 “Boys Town Agreement” shall mean the agreement dated April 21, 2000, between Biogen Idec (as successor-in-interest to Biogen, Inc.) and the Boys Town National Research Hospital whereby Boys Town exclusively licensed certain patents and patent applications to Biogen Idec.
     1.9 “Boys Town Consent” shall mean that certain consent, in the form agreed upon by Biogen Idec and Covella on or prior to the date hereof, to be executed by Boys Town, Biogen Idec and Covella pursuant to which Boys Town consents to Biogen Idec’s assigning to Covella the Boys Town Agreement.
     1.10 “Bulk Drug Substance” has the meaning set forth in the Services and Supply Agreement.
     1.11 “Change of Control” shall mean with respect to a Party: (1) a sale of all or substantially all of such Party’s assets or business relating to this Agreement; (2) a merger, reorganization or consolidation involving a Party in which the stockholders of such Party immediately prior to such transaction cease to own collectively a majority of the voting equity securities of a successor entity; or (3) a person or group of persons acting in concert (other than, in the case of Covella, current stockholders of Covella) acquire fifty percent (50%) or more of the voting equity securities of such Party.
     1.12 “Commercially Reasonable Efforts” shall mean the carrying out of obligations or tasks in a sustained manner consistent with the efforts a similarly situated bio-pharmaceutical company with sufficient resources to advance a program devotes to a product or a research, development or marketing project of similar market potential, profit potential or strategic value resulting from its own research efforts, based on general market conditions then prevailing.
     1.13 “Compliant Material” shall have the meaning given to it in the Services and Supply Agreement.
     1.14 “Control” (including any variations such as “Controlled” and “Controlling”) in the context of intellectual property rights, shall mean rights to intellectual property sufficient to grant the applicable license or sublicense under this Agreement without violating the terms of any agreement or other arrangement with any Third Party, subject to the condition precedent that if any such agreement or arrangement requires Biogen Idec to pay additional consideration to such Third Party on account of the sublicense to Covella hereunder of such Third Party’s intellectual property rights, for such intellectual property rights to be considered “Controlled” for purposes of this Agreement, Covella must promptly

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reimburse Biogen Idec on demand and in full for such additional consideration as it becomes due, failing which such Third Party intellectual property rights will be deemed not to be Controlled by Biogen Idec.
     1.15 “Current Good Manufacturing Practices” or “cGMP” shall mean the then-current good manufacturing practices as promulgated under: (a) the United States Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; and (b) the ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients (Q7); in each case, to the extent such practices apply to the storage and/or handling of GMP materials, as such practices may be amended from time to time and subject to any arrangement, additions or clarifications, and the respective roles and responsibilities, agreed from time to time between the Parties.
     1.16 “Drug Product” has the meaning set forth in the Services and Supply Agreement.
     1.17 “EU Major Market” shall mean France, Germany, the United Kingdom and/or Italy.
     1.18 “Existing Inventory” shall have the meaning given to it in the Services and Supply Agreement.
     1.19 “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.
     1.20 “Field” shall mean the diagnosis, treatment and/or prevention of any human disease or condition.
     1.21 “First Commercial Sale” shall mean, for each Product or Service in each country, the first sale for end use or consumption to a Third Party of such Product or Service in the country by Covella, its Affiliate, or Sublicensee, after the granting of Approval for the Product or Service (if required) by the relevant Regulatory Authorities. First Commercial Sale excludes any sale or other distribution for use in a clinical trial or other development activity, or for compassionate use.
     1.22 “FTE” shall mean the equivalent of the work of one (1) employee full time (i.e., one fully committed or multiple partially-committed employees aggregating to one full-time employee) for one (1) calendar year, based upon a total of forty seven (47) weeks (i.e., one thousand eight hundred eighty (1,880) hours) per calendar year. An “FTE-day” shall mean eight (8) hours of FTE time.
     1.23 [***] shall mean (i) [***] and (ii) [***]. For the avoidance of doubt, as of [***] and accordingly, as of such date, [***].
     1.24 “IND” shall mean an Investigational New Drug Application, as defined in the United States Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, or similar applications (i.e., a filing that must be made prior to commencing clinical testing of a pharmaceutical product in human subjects) filed with a Regulatory Authority in any other jurisdiction.

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     1.25 “Indication” shall mean a distinct illness, sickness, interruption, cessation or disorder of a particular bodily function, system, tissue type or organ, or sign or symptom of any such items or conditions, regardless of the severity, frequency or route of any treatment, dosage strength or patient class, for which Regulatory Approval is being sought and which will be referenced on any Product labeling. For the avoidance of doubt, the indications set forth on Exhibit 1.25 are each a separate Indication.
     1.26 “Initiation” of a clinical trial shall mean the dosing of the first patient in such trial.
     1.27 “Manufacturing Know-How” shall mean all methods, materials (including biological materials), know-how and other information that are (a) set out on Exhibit 1.27 attached to this Agreement (including any additions to Exhibit 1.27 pursuant to Section 2.10(b)), or (b) Modified Know-How based on or derived from Manufacturing Know-How.
          (a) “Initial Manufacturing Know-How” shall mean Manufacturing Know-How that is related to fill-finishing of Drug Product, and analytical and quality control methods for Bulk Drug Substance and Drug Product testing and release.
          (b) “Conditional Manufacturing Know-How” shall mean Manufacturing Know-How that is not Initial Manufacturing Know-How, including Manufacturing Know-How related to Bulk Drug Substance production.
     1.28 “Marketing Approval Application” (or “MAA”) shall mean a BLA submitted to (and the submission of which has been accepted for review by) the FDA in the United States or a corresponding application which has been submitted to (and the submission of which has been accepted for review by) a Regulatory Authority in any other jurisdiction.
     1.29 “Net Sales” shall mean the gross sales price invoiced or otherwise received by Covella, its Affiliates or Sublicensees, from sales of Products or Services to Third Party customers, less reasonable and customary deductions for the following items incurred with respect to the sale to such customers: (a) credits, allowances, discounts, rebates and charge backs to the customer (including those granted to managed-care entities and government agencies as well as entities that manage patient drug benefits), to the extent actually taken by the customer; (b) freight, postage and insurance costs on shipments to the customer (to the extent included in the gross sales price); (c) trade, quantity or cash discounts allowed to and actually taken by the customer on the sale; and (d) sales, value-added and other direct taxes (including customs, duties and other similar governmental charges) incurred by the seller on the sale, other than franchise or income tax of any kind whatsoever. If a sale or other disposition with respect to Products or Service is not at arm’s length, then the Net Sales from such sale or other disposition shall be the arm’s length fair market value of the Product or Service, which will mean Covella’s, its Affiliate’s or its Sublicensee’s, as applicable, average sales price in arm’s length sales of such Product or Service for the calendar quarter in the country in which the sale took place.

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     1.30 “Party” shall mean Biogen Idec or Covella individually and “Parties” shall mean Biogen Idec and Covella collectively.
     1.31 “Patent(s)” shall mean any patents and patent applications, together with all additions, divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, Supplementary Protection Certificates, and renewals of any of the foregoing.
     1.32 “Phase I Trial” shall mean a human clinical trial, the principal purpose of which is a determination of metabolism, pharmacokinetics and/or preliminary safety in healthy individuals or patients with the disease being studied, as further described in 21 C.F.R. §312.21(a) (including any such equivalent clinical study in any country other than the United States), all in accordance with the trial protocol.
     1.33 “Phase II Trial” shall mean a human clinical trial conducted on patients with the disease being studied for the principal purpose of achieving a preliminary determination of efficacy and selection of the dose regimen(s) to be studied in a Phase III Trial of a Product, as further described in 21 C.F.R. §312.21(b), and, if the defined end-points are met, is sufficient to allow the conduct of such a Phase III Trial (including any such equivalent clinical study in any country other than the United States), all in accordance with the trial protocol. For clarity: (a) to be a Phase II Trial, the protocol must include at least one primary end-point pertaining to efficacy; and (b) if a trial is planned as a two-stage trial, in which the first stage is a Phase I Trial, and if the defined safety endpoints are met as described in the protocol for such trial, the trial proceeds to a second stage that meets the criteria above for a Phase II Trial, then only such second, Phase II stage of such trial shall be deemed a Phase II Trial.
     1.34 “Phase III Trial” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease being studied, as further described in 21 C.F.R. §312.21(c) (including any such equivalent clinical study in any country other than the United States), which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of an MAA for the Indication being studied, all in accordance with the trial protocol.
     1.35 “Product” shall mean any one or more of (i) the Existing Product and (ii) Other Products, defined as follows:
          (a) “Existing Product” shall mean any composition that contains the antibody hAQC2 described in Exhibit 1.35A or fragment thereof.
          (b) “Other Product” shall mean any composition (other than an Existing Product) (1) that contains an antibody or antibody fragment derived from any one or more antibodies (or genetic materials encoding them) provided to Covella within the Biogen Idec Know-How or

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Manufacturing Know-How, or otherwise supplied under the Services and Supply Agreement, which antibody or fragment has binding to the VLA1 integrin as its primary mechanism of action, or (2) that contains an antibody or antibody fragment which binds solely to the VLA1 integrin and whose primary mechanism of action is through such VLA-1 integrin binding and for which the manufacture, use, sale or importation would, absent the license granted herein, infringe a Valid Claim of the Biogen Idec Patents.
     1.36 “Prosecution Patents” shall mean the Biogen Idec Patents that are listed on Exhibit 1.5, excluding the Reserved Prosecution Patents.
     1.37 “Qualified Purchaser” shall mean an entity that has equity securities traded publicly on a United States, Japan, or EU national securities exchange with a market capitalization of at least $[***] determined based on the average closing price over the ten (10) trading days immediately preceding the closing date of the acquisition.
     1.38 “Regulatory Authority” shall mean the FDA or any regulatory body with similar regulatory authority in any other jurisdiction.
     1.39 “Reserved Prosecution Patents” shall mean the Biogen Idec Patents identified on Exhibit 1.5 as members of the [***] family and all additions, divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, Supplementary Protection Certificates, and renewals of any of the members of the [***] family.
     1.40 “Service” shall mean any service performed by Covella or its Affiliate or Sublicensee on a fee-for-service basis for financial consideration when such service (i) involves the use of a Product (without a disposition of such Product for which royalties are separately payable hereunder), or (ii) the performance of which, absent the licenses granted hereunder, would infringe a Valid Claim within the Biogen Idec Patents and which is directly in support of the development or commercialization of Products.
     1.41 “Services and Supply Agreement” shall mean that certain Services and Supply Agreement, dated as of the Effective Date, in the form attached hereto as Exhibit 1.41.
     1.42 “Subject Transaction” shall mean (i) any sublicense under this Agreement to a Third Party that includes the right to commercialize a Licensed Product within the Territory or any portion thereof, or (ii) any Change of Control of Covella.
     1.43 “Sublicensee” shall mean a Third Party to whom Covella, an Affiliate of
Covella, or another Sublicensee grants, in accordance with Section 2.5, a sublicense to one or more
Products or Services under the Biogen Idec Technology.

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     1.44 “Sublicense Revenue” shall mean all cash payments, the fair market cash value of any equity consideration (less any amounts paid for such equity consideration), and forgivable loans (to the extent actually forgiven) received by Covella or its Affiliates in consideration for the grant of a sublicense under the Biogen Idec Technology, including any upfront payments, license maintenance fees, milestone payments or the like. Sublicense Revenue will not include: (a) in the event that [***], (b) [***]; (c) [***]; (d) [***]; and (e) [***]. Any payments [***] shall be deemed to be Sublicense Revenue to the extent that [***].
     1.45 “Supplementary Protection Certificate” shall mean, with respect to Switzerland or any jurisdiction within the European Union or European Free Trade Association, a certificate extending exclusive rights (following the expiration of applicable patents) with respect to a medicinal product, pursuant to Council Regulation (EEC) No. 1768/92 of 18th June 1992, and any equivalent extension of exclusive rights in a medicinal product in any other jurisdiction in the world.
     1.46 “Supply Failure” shall mean Biogen Idec has failed to supply at least [***] percent ([***]%) of the aggregate amount of Bulk Drug Substance due to be delivered in any rolling [***] ([***]) calendar month period in accordance with the applicable delivery dates, unless such failure results from a default by Covella under the definitive document(s) for supply of Bulk Drug Substance (including but not limited to a failure to properly provide orders).
     1.47 “Territory” shall mean worldwide.
     1.48 “Third Party” shall mean any person, corporation or other business entity, other than Covella, Biogen Idec and their respective Affiliates.
     1.49 “Valid Claim” shall mean a pending or issued claim of a Patent within the Biogen Idec Patents which: (a) has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in a decision from which no appeal can or has been taken; and (b) which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, by a court or other governmental agency of competent jurisdiction, in a decision that is unappealable or unappealed; and (c) has not expired, been determined to be unenforceable, been cancelled, withdrawn, abandoned. Notwithstanding the foregoing, if a claim of a pending patent application within the Biogen Idec Patents has not issued as a claim of a patent within the following time periods in the following jurisdictions, such claim shall not be a Valid Claim for the purposes of this Agreement, unless and until such claim issues as a claim of an issued patent (from and after which time the same shall be deemed a Valid Claim subject to paragraphs (a) and (b) above): (i) if filed in Japan, thirteen (13) years after the PCT filing date, or (ii) if filed anywhere else in the world, ten (10) years after the PCT filing date. With respect to a Valid Claim of a pending patent application, the phrase to “infringe a Valid Claim” means to engage in an activity that would infringe (i.e., by either directly infringing, contributorily infringing, or inducing infringement of) such Valid Claim if it were contained in an issued patent. With respect to any jurisdiction in which a Supplementary Protection Certificate is

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in existence that provides exclusivity substantially similar in scope to a Valid Claim that has expired in such jurisdiction, a Valid Claim shall be deemed to exist in such jurisdiction for the life of such Supplementary Protection Certificate.
     1.50 Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section Defined	Term	Section Defined
[***]	1.23	[***]	1.23

Agreement	Introduction	Infringement	11.3(a)

Anti-VLA1 Antibody Program	Background	Indemnifying Party	14.3

Biogen Idec	Introduction	Infringement Action	11.3(c)

Biogen Idec Indemnitees	14.1	Initial Manufacturing	Exhibit 1.27
		Know-How Transfer Initiation
		Date

Biogen Idec Know-How Transfer	Exhibit 1.4	JAMS	15.6(a)
Initiation Date

Biogen Idec Notice	3.3(b)	Liabilities	14.1

Cell Line License	8.2	[***]	4.2(a)

Clinical and Regulatory Milestone	5.2(a)	Manufacturing Know-How	Exhibit 1.27
		Transfer Initiation Date

Closing	5.1(b)	Modified Know-How	11.1(a)(i)

Commercial Milestone	5.3	Most Recent Equity Securities	5.2(e)

Conditional Manufacturing	Exhibit 1.27	Mutual Confidentiality	10.4
Know-How Transfer Initiation		Agreement
Date

Controlling Party	11.3(c)	Negotiation Period	9.1(c)

Controlled Affiliate	1.2	Notice to Partner	9.1(a)

Core Claims	11.2(a)	Observer	7.5

Covella	Introduction	Offered Rights	3.3(a)

Covella Indemnitees	14.2	Pfizer	1.23

Covella Notice	3.3(a)	Other Product	1.35(b)

Definitive Agreement	9.1(c)	Preferred Stock	5.1(b)

Definitive Documentation	5.1(e)	Proprietary Information	10.1

Disclosing Party	10.1	Recipient	10.1

Dispute	15.6(a)	Required Countries	11.2(a)

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Term	Section Defined	Term	Section Defined
Effective Date	Introduction	Right of Negotiation	9.1

End Date	12.4(b)	Sublicensee Milestone Payment	5.2(c)

Equity Financing	5.1(b)	Term	12.1

Existing Product	1.35(a)	Transfer Initiation Date	3.1

Failure Notice	8.1	Trigger Event	3.2
ARTICLE II
GRANT OF LICENSE
     2.1 License to Biogen Idec Patents. Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants to Covella an exclusive (subject to the rights reserved to Biogen Idec in Section 2.3), non-transferable (except as provided in Section 15.2) license, under the Biogen Idec Patents, including the right to sublicense in accordance with Sections 2.4 and 2.5, to research, develop, make, have made, use, offer for sale, sell and import Products and to perform Services, in each case within the Field in the Territory.
     2.2 License to Biogen Idec Know-How and Manufacturing Know-How. Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants to Covella an exclusive (subject to the rights reserved to Biogen Idec in Section 2.3), non-transferable (except as provided in Section 15.2) license, under the Biogen Idec Know-How and Manufacturing Know-How, including the right to sublicense in accordance with Sections 2.4 and 2.5, to research, develop, make, have made, use, offer for sale, sell and import Products and to perform Services, in each case within the Field in the Territory.
     2.3 Reserved Rights. Notwithstanding the licenses granted in Sections 2.1 and 2.2, Biogen Idec shall retain the right, under the Biogen Idec Technology, to research, develop, make, have made and use Biogen Idec Know-How and Manufacturing Know-How, including compositions that contain an antibody or antibody fragment (or genetic materials encoding them) provided to Covella within the Biogen Idec Know-How or Manufacturing Know-How for (i) the research, development and commercialization of products and services other than Products and Services, and (ii) the research (excluding, for the avoidance of doubt, any human clinical trials) of a potential Product in the [***] in accordance with Section 4.2(a). For the avoidance of doubt, the rights retained by Biogen Idec hereunder shall not include the right to offer for sale, sell and import Products and to perform Services, in each case within the Field in the Territory.

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     2.4 Extension of License to Affiliates. Covella may extend its rights under the licenses granted in Sections 2.1 and 2.2 to one or more of its Affiliates; provided that Covella shall remain responsible for such Affiliate’s compliance with all obligations under this Agreement applicable to such Affiliate.
     2.5 Sublicenses.
          (a) Right to Grant Sublicenses. Subject to the terms and conditions of this Section 2.5, Covella shall have the right to grant and authorize sublicenses under the rights granted in Sections 2.1 and 2.2 above.
          (b) Sublicense Revenue. Covella shall make payments related to Sublicense Revenue actually received as set forth in Section 5.6.
          (c) Other Sublicense Requirements. With respect to each sublicense under the Biogen Idec Technology granted by Covella, any Affiliate, or any Sublicensee to a Third Party: (i) such sublicense shall not conflict with, and shall be subordinate to, the terms and conditions of this Agreement; (ii) such sublicense shall contain provisions substantially equivalent to Article X (Confidentiality) and Sections 11.3(a) (Enforcement — Notice), 11.5 (Labeling and Promotional Materials), 12.5 (Effect of Expiration or Termination), 13.4 (Disclaimer) and 14.4 (Insurance) hereof; (iii) Covella shall provide a copy of such sublicense to Biogen Idec, with those financial terms not reasonably necessary to determine compliance with this Agreement and technical information that is not part of the Biogen Idec Technology redacted; and (iv) Covella shall remain responsible to Biogen Idec for the royalties and payments due under Article V below with respect to the activities and Net Sales of such Sublicensee.
     2.6 Assignment of Boys Town Agreement. As of the Effective Date, (a) Biogen Idec hereby sells, assigns, conveys, transfers and delivers to Covella and Covella will acquire and take delivery of all of Biogen Idec’s right, title and interest in the Boys Town Agreement; and (b) Covella shall assume and undertake to pay, satisfy and discharge any liability arising out of the Boys Town Agreement after the Effective Date. On or before the Effective Date, Biogen Idec shall have delivered to Covella the Boys Town Consent. Except as expressly set forth in Section 5 of the Boys Town Consent, nothing contained in the Boys Town Consent shall in any way supersede, modify, replace, amend, change, rescind, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of he rights and remedies of Biogen Idec or Covella, and any of the indemnifications of Biogen Idec or Covella set forth herein, nor shall the Boys Town Consent expand or enlarge any remedies under this Agreement.
     2.7 No Other Rights. Biogen Idec shall retain ownership of all rights and interest in and to all Biogen Idec Technology, and no other license, either express or implied, is granted hereunder with respect to any patent, trade secret, know-how, other information or intellectual property rights of Biogen

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Idec except as expressly stated above in this Agreement or the Services and Supply Agreement. Nothing in this Agreement, shall be interpreted as giving Biogen Idec any right or license, by implication, estoppel or otherwise, to any intellectual property owned or Controlled by Covella, except as may be expressly stated in this Agreement or the Services and Supply Agreement.
     2.8 [***].
          (a) Covella acknowledges that [***]. Covella acknowledges that [***] and agrees [***]. Covella acknowledges that [***]. Notwithstanding anything to the contrary in this Agreement, [***], unless and until (x) [***]; (y) [***]; or (z) [***].
          (b) Upon the written request of Covella prior to [***]. Covella agrees that [***].
     2.9 Supply of Bulk Drug Substance. Covella shall, and shall require its Affiliates and Sublicensees to, purchase from Biogen Idec their respective requirements for Bulk Drug Substance in connection with the development and commercialization of Existing Product, unless and until a Trigger Event has occurred.
     2.10 Inadvertent Omissions.
          (a) If, during the Term, Biogen Idec identifies any methods, materials (including biological materials), know-how or other information (other than items governed by Section 2.10(b)) in existence and Controlled by Biogen Idec or its Controlled Affiliates as of the Effective Date (i) that were invented, used or generated prior to the Effective Date in connection with the identification, discovery or development of any Product or Service under, or any materials used in, the Anti-VLA1 Antibody Program, and (ii) which Biogen Idec, in its reasonable judgment, believes may be of value to Covella’s advancement of Covella’s development program for Products, such method, materials, know-how or other information shall be deemed to be, from the Effective Date, Biogen Idec Know-How notwithstanding the fact that such item was not listed on Exhibit 1.4 on the Effective Date. The Parties agree to promptly amend Exhibit 1.4 to correct any such omission. For the avoidance of doubt, this Section 2.10(a) shall not apply to any methods, materials (including biological materials), know-how or other information (other than any of the foregoing that have been included on Exhibit 1.4) that is no longer owned or Controlled by Biogen Idec or its Controlled Affiliates prior to the date upon which Biogen Idec becomes aware of the omission.
          (b) If, during the Term, Biogen Idec identifies any methods, materials (including biological materials), know-how or other information in existence and Controlled by Biogen Idec or its Controlled Affiliates as of the Effective Date that is necessary for the manufacture of the Existing Product (in the form existing on the Effective Date), such methods, materials, know-how and other information shall be deemed to be, from the Effective Date, Manufacturing Know-How notwithstanding the fact that such item was not listed on Exhibit 1.27 on the Effective Date. The Parties agree to promptly

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amend Exhibit 1.27 to correct any such omission. For the avoidance of doubt, this Section 2.10(b) shall not apply to any methods, materials (including biological materials), know-how or other information (other than any of the foregoing that have been included on Exhibit 1.27) that is no longer owned or Controlled by Biogen Idec or its Controlled Affiliates prior to the date upon which Biogen Idec becomes aware of the omission.

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ARTICLE III
TECHNOLOGY TRANSFER; DATA TRANSFER
     3.1 Initial Know-How Transfer and Assistance. Biogen Idec shall provide its reasonable assistance to effect the orderly transfer to Covella of the Anti-VLA1 Antibody Program as specified in this Section 3.1. For this purpose, Biogen Idec will deliver to Covella the items of Biogen Idec Know-How and Initial Manufacturing Know-How that exist in tangible form within the time frames set forth on Exhibits 1.4 and 1.27 as applicable (in each instance, the “Transfer Initiation Date”), provided that Biogen Idec will be entitled to retain any such items that are necessary or useful for the performance of the Services and Supply Agreement for such period that such items are needed. Biogen Idec will provide answers to specific questions during normal business hours, for a period of [***] ([***]) calendar days after the applicable Transfer Initiation Date, to assist Covella in understanding and implementing the Anti-VLA1 Antibody Program other than aspects that relate to the Conditional Manufacturing Know-How transfer and assistance which are addressed in Section 3.2. The Parties will have a [***] at the end of such [***] ([***]) day period, at Covella’s facilities or by telephone as mutually agreed, for a final review. Biogen Idec will also provide reasonable assistance to Covella in preparing for a pre-IND meeting with the FDA and, if requested by Covella, will provide such Biogen Idec personnel as reasonably necessary to facilitate such pre-IND meeting, provided that Biogen Idec’s assistance with respect to such FDA activities shall be limited to a total of [***] ([***]) FTE-days.
     3.2 Conditional Manufacturing Know-How Transfer and Assistance. Biogen Idec shall have no obligation to transfer to Covella the Conditional Manufacturing Know-How unless and until (i) Biogen Idec elects to not enter into negotiations with Covella to obtain the Offered Rights (defined in Section 3.3 below) under the right of first offer set forth in Section 3.3, (ii) Covella enters into definitive document(s) with a Third Party for the Offered Rights in accordance with Section 3.3(c), or (iii) Biogen Idec and Covella do not for any reason enter into definitive documents with respect to the Offered Rights within [***] ([***]) calendar days, and Covella determines to manufacture the Bulk Drug Substance itself, or (iv) Biogen Idec and Covella enter into definitive document(s) for the Offered Rights and Biogen Idec commits a Supply Failure under such definitive document(s) (each a “Trigger Event”). In the event of the occurrence of a Trigger Event, Covella may send written notice to Biogen Idec requesting the transfer of the Conditional Manufacturing Know-How to Covella. Within [***] ([***]) calendar days of the date of such notice, Biogen Idec shall, at Covella’s sole cost and expense, commence the transfer of the Conditional Manufacturing Know-How to Covella. Biogen Idec will provide answers to specific questions during normal business hours for a period of [***] ([***]) calendar days after the Conditional Manufacturing Know-How Transfer Initiation Date, to assist Covella in understanding and implementing the Conditional Manufacturing Know-How as it relates to the Anti-VLA1 Antibody Program. Biogen Idec’s assistance with respect to such activities shall be limited to a total of [***] ([***]) FTE-days. The Parties will have a [***] at the end of such [***] ([***]) day period, at Covella’s facilities or by

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telephone as mutually agreed, for a final review. Following a first pilot manufacturing run by Covella or a Third Party, Biogen Idec will again make its representatives available to provide answers to reasonable specific questions during normal business hours for a period of [***] ([***]) calendar days following the end of such pilot run. Biogen Idec’s assistance with respect to such first pilot manufacturing run activities shall be limited to the number of FTE-days (or parts thereof), if any, remaining after the conclusion of the FTE support described earlier in this Section 3.2. Biogen Idec shall have no responsibility for any modification of, or additional support with respect to, any Biogen Idec process, methods or materials of the Biogen Idec Know-How or Manufacturing Know-How in order to enable or improve manufacturing or other operations of Covella or any Third Party.
     3.3 Biogen Idec Right of First Offer with Respect to Manufacture of Bulk Drug Substance. With respect to Covella’s, and its Affiliates’ and Sublicensees’ requirements of Bulk Drug Substance in addition to the Existing Inventory, Covella hereby grants to Biogen Idec a right of first offer with respect to the exclusive manufacture and supply of all of such requirements:
               (a) In the event that Covella determines to manufacture or procure supply of Bulk Drug Substance either for itself or its Affiliates or Sublicensees, Covella shall first offer to Biogen Idec the opportunity to enter into an agreement for the exclusive right to manufacture and supply the Bulk Drug Substance (the “Offered Rights”) by delivering written notice to Biogen Idec (the “Covella Notice”).
               (b) Within [***] ([***]) calendar days after Biogen Idec’s receipt of the Covella Notice, Biogen Idec may elect, by delivery of written notice to Covella (the “Biogen Idec Notice”), to enter into good-faith negotiations with Covella to obtain the Offered Rights. Should Biogen Idec elect within such [***] ([***]) day period to enter into such negotiations with Covella, both Biogen Idec and Covella shall promptly begin to negotiate in good faith to determine whether they can agree on the terms of the definitive documents pursuant to which Biogen Idec would be granted the Offered Rights.
               (c) In the event that Biogen Idec and Covella do not for any reason enter into definitive documents with respect to the Offered Rights within [***] ([***]) calendar days after Biogen Idec’s receipt of the Covella Notice, Covella may (i) manufacture the Bulk Drug Substance itself or (ii) offer the Offered Rights to any Third Party upon terms not less favorable in the aggregate to Covella than those specified in the last detailed written term sheet provided by Biogen Idec to Covella, or if no such term sheet has been provided, on any terms. Covella may not enter into an agreement for the Offered Rights on terms equal to or less favorable in the aggregate to Covella than those specified in the last detailed written term sheet provided by Biogen Idec to Covella without first re-offering the Offered Rights on such terms to Biogen Idec, and Biogen Idec shall have [***] ([***]) calendar days to accept such re-Offered Rights. In the event that Biogen Idec does not accept within such [***] ([***]) calendar days, then Covella shall have the right to offer the Offered Rights to such other Third Party.
               (d) For the avoidance of doubt, Covella may participate in discussions, without entering into definitive documents, with a Third Party with respect to the Offered Rights throughout the periods

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of time that Covella and Biogen Idec are in good-faith negotiations, if any. Biogen Idec shall have no obligation to provide any assistance or information to Covella or any Thirty Party in connection with such discussions.
     3.4 Loss of Biological Materials. For the avoidance of doubt, Biogen Idec shall have no obligations to replace any biological materials within the Biogen Idec Know-How or Manufacturing Know-How in its existing inventory that are lost, destroyed, or becomes, for any reason, unsuitable for Covella’s use as contemplated hereunder.
ARTICLE IV
DILIGENCE
     4.1 General Diligence. Covella shall use Commercially Reasonable Efforts to develop and commercialize at least one Product or Service, directly or through its Affiliates, Sublicensees and/or contractors.
     4.2 [***].
               (a) Biogen Idec may, but shall not be obliged to, conduct pre-clinical studies with the objective of obtaining data concerning the suitability of further researching and developing an Existing Product for the diagnosis, prognosis, treatment and/or prevention of [***], as further described on Exhibit 4.2 as it may be amended from time to time by Biogen Idec, in consultation with Covella, both acting reasonably. Biogen Idec will share all results from any such preclinical studies with Covella in a timely manner throughout the course of the studies and will provide Covella with a written report detailing the final results when the studies are complete.
               (b) After [***], Covella shall use Commercially Reasonable Efforts to [***]. With respect to this Section 4.2(b), and without limiting the foregoing, Commercially Reasonable Efforts shall include [***].
     4.3 Reporting. Covella agrees to keep Biogen Idec reasonably informed as to its development and commercialization activities with respect to Products and Services. Without limiting the foregoing, Covella shall provide Biogen Idec with a written report following its first meeting with FDA and subsequent written reports no less frequently than annually during the Term (commencing with the first anniversary of the Effective Date) summarizing Covella’s efforts to develop and commercialize Products or Services hereunder. In addition to such reports, Covella agrees to provide Biogen Idec with Adverse Event information and product complaint information relating to Products, but only to the extent relating to the use of Products or Services containing Compliant Material or other materials supplied by Biogen Idec pursuant to the Services and Supply Agreement, as compiled and prepared by Covella in the normal

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course of business in connection with the development, commercialization or sale of any Product or Service, within time frames consistent with reporting obligations under applicable laws and regulations. All reports, updates, Adverse Event complaints (as limited by the previous sentence), and other information provided by one Party to the other Party under this Agreement (including under this Section 4.3), shall be considered Proprietary Information of the Disclosing Party, subject to the terms of Article X hereof.
ARTICLE V
PAYMENTS AND ROYALTIES
     5.1 Equity Grant.
               (a) In partial consideration of the license and other rights granted by Biogen Idec to Covella under this Agreement and the Services and Supply Agreement, Covella hereby agrees to issue shares of its capital stock to Biogen Idec in the number, at the time, with the attributes and otherwise as more fully described in this Section 5.1.
               (b) No later than [***] prior to the anticipated closing (the “Closing”) of an equity financing by Covella after the date hereof which results in aggregate gross proceeds to Covella of at least [***], including the conversion of any convertible promissory notes that may be outstanding as of the date hereof (the “Equity Financing”), Covella shall provide Biogen Idec with written notice of such occurrence together with copies of the Definitive Documentation (as defined in Section 5.1(e) below) contemplated to be delivered in connection with the Closing. At the Closing, Covella shall issue to Biogen Idec that number of shares of Covella [***] equal to [***].
               (c) The [***] issued to [***] shall have the same rights, preferences and privileges as (and in all respects be pari passu with) the shares of capital stock issued in the Equity Financing, including any contractual rights granted in connection with the [***] issued in the Equity Financing, [***]; provided, however, that the [***] issued to Biogen Idec [***].
               (d) Notwithstanding the foregoing, [***] issued to Biogen Idec may, [***]; provided that, [***].
                         (i) [***]; and
                         (ii) be accompanied, where applicable throughout the Definitive Documentation, by [***].

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               (e) [***] shall be issued to Biogen Idec pursuant to definitive documentation executed and delivered at the time of such issuance (the “Definitive Documentation”). The Definitive Documentation shall, in Biogen Idec’s reasonable determination: (i) reflect the terms and conditions set forth in this Section 5.1, (ii) include all of the terms and conditions, representations, covenants, agreements, certificates, legends and opinions as provided in connection with the Equity Financing, and (iii) [***]; provided, however, that in no event shall the Definitive Documentation contain [***] .
               (f) If the Equity Financing results in aggregate gross proceeds in excess of [***], Covella shall only be obligated to issue to Biogen Idec that number of shares of [***] which it would have been obligated to issue if only [***] in aggregate gross proceeds were obtained.
               (g) During the period from the Effective Date hereof and until the effective date of the Definitive Documentation, Covella agrees to provide Biogen Idec with true and complete copies of (i) any amendments to its certificate of incorporation or bylaws or any other material agreement entered into by Covella on or before the Effective Date, and (ii) any material contracts, debt instruments or agreements or equity related plans entered into, delivered or implemented by Covella after the Effective Date.
               (h) This Section 5.1 shall terminate upon the issuance of shares of Covella common stock pursuant to Section 8.1.
     5.2 Clinical and Regulatory Milestones.
               (a) Milestones. In further consideration of the license and rights granted by Biogen Idec to Covella under this Agreement and subject to Section 5.2(c) below, Covella shall pay to Biogen Idec the clinical and regulatory milestone payments set out below following the first achievement by Covella, or any of its Affiliates or Sublicensees, of the corresponding clinical and regulatory milestone (each, a “Clinical and Regulatory Milestone”) set out below with respect to the first Existing Product or Other Product for each of the first three (3) Indications; provided that Clinical and Regulatory Milestones for the Second Indication and the Third Indication shall only be triggered by the achievement of the relevant milestone in an Indication set forth on Exhibit 1.25, which is not the First Indication for such Product.

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Milestone Payment
	Milestone Payment for	Milestone Payment	for Third
Clinical and	First Indication	for Second Indication	Indication
Regulatory Milestone	(“Column A”)	(“Column B”)	(“Column C”)
1. [***]	$[***] if an Existing Product	$[***] if an Existing Product	$[***] if an Existing Product

	$[***] if an Other Product	$[***] if an Other Product	$[***] if an Other Product

2. [***]	$[***] if an Existing Product	$[***] if an Existing Product	$[***] if an Existing Product

	$[***] if an Other Product	$[***] if an Other Product	$[***] if an Other Product

3. [***]	$[***] if an Existing Product	$[***] if an Existing Product	$[***] if an Existing Product

	$[***] if an Other Product	$[***] if an Other Product	$[***] if an Other Product

4. [***]	$[***] if an Existing Product	$[***] if an Existing Product	$[***] if an Existing Product

	$[***] if an Other Product	$[***] if an Other Product	$[***] if an Other Product
               (b) Milestone Payment Calculations. Payments shall be due for each of the four Clinical and Regulatory Milestones set forth in Section 5.2(a) as follows:
                         (i) In the first instance of any Existing Product or Other Product achieving a particular Clinical and Regulatory Milestone for the first Indication, regardless of whether such Indication is set forth on Exhibit 1.25, the corresponding payment specified in “Column A” (i.e., Milestone Payment for First Indication) of the table in Section 5.2(a) above shall be due with respect to such milestone. Only one payment shall be due for such Clinical and Regulatory Milestone under Column A of the table in Section 5.2(a) above under this Agreement.
                         (ii) In the first instance of any Existing Product or Other Product subsequently achieving the same Clinical and Regulatory Milestone for a Second Indication that is set forth on Exhibit 1.25 (i.e., an Indication other than the Indication for which such Clinical and Regulatory Milestone was already achieved as described in Section 5.2(b)(i) above and which is set forth in Exhibit 1.25), the corresponding payment specified in “Column B” (i.e., Milestone Payment for Second

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Indication) of the table in Section 5.2(a) above shall be due with respect to such milestone. Only one payment shall be due for such Clinical and Regulatory Milestone under Column B of the table in Section 5.2(a) above under this Agreement.
                         (iii) In the first instance of any Existing Product or Other Product subsequently achieving the same Clinical and Regulatory Milestone for a Third Indication that is set forth on Exhibit 1.25 (i.e., an Indication other than the Indications for which such Clinical and Regulatory Milestone was already achieved as described in Section 5.2(b)(i) and (ii) above), the corresponding payment specified in “Column C” (i.e., Milestone Payment for Third Indication) of the table in Section 5.2(a) above shall be due with respect to such milestone. Only one payment shall be due for such Clinical and Regulatory Milestone under Column C of the table in Section 5.2(a) above under this Agreement.
                         (iv) Following one payment for each Clinical and Regulatory Milestone due under Columns A, B and C of the table in Section 5.2(a) above under this Agreement, no additional milestone payments shall be due under this Section 5.2 for any subsequent achievement of such Clinical and Regulatory Milestone by any Product.
                         (v) Notwithstanding the foregoing, if clinical development of a particular Indication is suspended after Covella has made the payment due under Section 5.2(a) above on the achievement of a particular milestone for such Indication, there shall be no payment due under Section 5.2(a) upon the accomplishment of the same milestone for a Second Indication provided that the development of such Second Indication is continuing, and provided further that such Second Indication shall thereafter be deemed the First Indication for any subsequent First Indication milestones not achieved by the suspended Indication, and the next Indication to achieve any previously unachieved Second Indication milestone shall trigger the Second Indication milestone payment under “Column B” in the table in Section 5.2(a) above. Milestones for the Third Indication relative to the Second Indication shall be payable in a similar manner as described herein. For the avoidance of doubt, there shall be no retroactive adjustment of any previously paid milestone payments on account of the replacement of one kind of Product by another kind of Product as the Product qualifying for a First or Second Indication.
               (c) Cross-Credit for Milestone Payments and Sublicense Revenues. Notwithstanding the provisions of Sections 5.2 and 5.6, if any milestone specified in Section 5.2 is also included as an event triggering the payment of Sublicense Revenues by a Sublicensee to Covella under any sublicense (“Sublicensee Milestone Payment”), Covella shall only be required to pay to Biogen Idec the amount of the applicable Clinical and Regulatory Milestone payment under Section 5.2 plus the applicable percentage of the amount, if any, by which the Sublicensee Milestone Payment exceeds the applicable Clinical and Regulatory Milestone payment, in accordance with Section 5.6. Accordingly, any such payment made under Section 5.2 by Covella shall be credited against (i.e., deducted from) the base amount for purposes of calculating any Sublicense Revenues that would otherwise be due to Biogen Idec under Section 5.6 for Sublicensee Milestone Payments.

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               (d) Total Clinical and Regulatory Milestone Payments. In no event shall the cumulative total amounts payable under Section 5.2(a) above exceed [***] Dollars ($[***]) in the aggregate (i.e., [***] Dollars ($[***]) for the First Indication, assuming an Existing Product is the first to achieve all applicable milestones, [***] Dollars ($[***]) for the Second Indication, assuming an Existing Product is the first to achieve all applicable milestones, and [***] Dollars ($[***]) for the Third Indication, assuming an Existing Product is the first to achieve all applicable milestones).
               (e) [***]. Biogen Idec, [***], has the right to receive [***]. Biogen Idec shall notify Covella of [***]. In connection with [***] hereunder, Biogen Idec shall, [***], provide to Covella [***]. Notwithstanding anything to the contrary, Biogen Idec shall not have a right [***]. The rights set forth in this Section 5.2(e) shall terminate on the closing date of an acquisition by a Qualified Purchaser of all or substantially all of the business or assets of Covella.
     5.3 Commercial Milestones. In addition, Covella shall pay Biogen Idec the one-time commercial milestone payments set forth below following the end of the calendar year in which the corresponding commercial milestone (each, a “Commercial Milestone”) for the first to occur commercial milestone with respect to Existing Products or Other Products set out below.

Commercial Milestones for Existing Products	Milestone Payment
1. Cumulative Net Sales of Existing Products equal or exceed [***] Dollars ($[***]):	$	[***]
2. Cumulative Net Sales of Existing Products equal or exceed [***] Dollars ($[***]):	$	[***]
3. Cumulative Net Sales of Existing Products equal or exceed [***] Dollars ($[***]):	$	[***]
4. Cumulative Net Sales of Existing Products equal or exceed [***] Dollars ($[***]):	$	[***]
5. Cumulative Net Sales of Existing Products equal or exceed [***] Dollars ($[***]):	$	[***]
6. Cumulative Net Sales of Existing Products equal or exceed [***] Dollars ($[***]):	$	[***]
7. Cumulative Net Sales of Existing Products equal or exceed Five Billion Dollars ($5,000,000,000):	$	[***]

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Commercial Milestones for Other Products	Milestone Payment
1. Cumulative Net Sales of Other Products equal or exceed [***] Dollars ($[***]):	$	[***]
2. Cumulative Net Sales of Other Products equal or exceed [***] Dollars ($[***]):	$	[***]
3. Cumulative Net Sales of Other Products equal or exceed [***] Dollars ($[***]):	$	[***]
4. Cumulative Net Sales of Other Products equal or exceed [***] Dollars ($[***]):	$	[***]
5. Cumulative Net Sales of Other Products equal or exceed [***] Dollars ($[***]):	$	[***]
6. Cumulative Net Sales of Other Products equal or exceed [***] Dollars ($[***]):	$	[***]
7. Cumulative Net Sales of Other Products equal or exceed Five Billion Dollars ($5,000,000,000):	$	[***]
     For the avoidance of doubt, the Commercial Milestones set forth in this Section 5.3 shall only be paid upon the first occurrence of such cumulative Net Sales amounts to be achieved by all Existing Products, taken cumulatively, and by all Other Products, taken cumulatively.
     5.4 Milestone Reports and Payments.
               (a) Covella shall notify Biogen Idec in writing within (i) [***] ([***]) calendar days after the achievement of each milestone set out in Section 5.2 by Covella or its Affiliate or (ii) the later of (A) [***] ([***]) calendar days after the achievement of each milestone set out in Section 5.2 by a Sublicensee or (B) [***] ([***]) calendar days following receipt by Covella of notice of such achievement from the Sublicensee or, if earlier, Covella’s becoming aware of such achievement. Following receipt of such notice, Biogen Idec will notify Covella as to whether or not it desires to receive equity in lieu of cash in accordance with Section 5.2(e). If Biogen Idec elects to receive cash, Covella shall pay the appropriate amount to Biogen Idec within [***] ([***]) calendar days following receipt of such notice from Biogen Idec. If Biogen Idec elects to receive equity, Covella shall issue such equity to Biogen Idec within [***] ([***]) calendar days following receipt of such notice from Biogen Idec.
               (b) Covella shall notify Biogen Idec in writing within [***] ([***]) calendar days after the achievement of each milestone set out in Section 5.3, and each such notice shall be accompanied by the appropriate milestone payment.

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               (c) For the avoidance of doubt, the milestone payments set forth in Section 5.2 and 5.3 shall not be creditable against future royalties.
     5.5 Royalty Payments; Certain Adjustments.
               (a) Royalty Rate. Covella shall pay to Biogen Idec royalties on Net Sales of each Product and Service at the rates set out below:
                         (i) Existing Products. The royalty rates for each Existing Product and Service based on such Existing Product shall be as follows:

Annual Net Sales of Product	Royalty Rate
Portion of Annual Net Sales of each Existing Product and Services based on such Existing Product up to and including [***] Dollars ($[***])	[***]	%
Portion of Annual Net Sales of each Existing Product and Services based on such Existing Product in excess of [***] Dollars ($[***]) and up to and including [***] Dollars ($[***])	[***]	%
Portion of Annual Net Sales of each Existing Product and Services based on such Existing Product in excess of [***] Dollars ($[***]) and up to and including [***] Dollars ($[***])	[***]	%
Portion of Annual Net Sales of each Existing Product and Services based on such Existing Product in excess of [***] Dollars ($[***])	[***]	%
                         (ii) Other Products. The royalty rates for Other Products and Services based on such Other Product shall apply on a Product-by-Product basis as follows: [***] percent ([***]%) of the rates specified for Existing Products in Section 5.5(a)(i).
               (b) Certain Adjustments.
                         (i) Third Party Payments. If Covella, its Affiliate or Sublicensee is required to pay royalties to a Third Party with respect to an Existing Product or Service based on such Existing Product under any agreement to license or acquire intellectual property used in the research, development, manufacture, use, sale or performance of such Existing Product or Service based on such Existing Product, Covella may deduct [***] percent ([***]%) of the royalties payable to each such Third Party from the amounts payable to Biogen Idec with respect to such Existing Product or Service based on such Existing Product pursuant to this Article V (and shall indicate such deduction in the applicable royalty report pursuant to Section 7.1); provided that in no event shall the royalties due to Biogen Idec pursuant to Section 5.5(a) with respect to such Existing Product or Service based on such Existing

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Product be so reduced by more than [***] percentage points ([***]%). For the avoidance of doubt, no royalty offset shall be available for any Other Product.
                         (ii) One Royalty. No more than one royalty payment shall be due under this Agreement with respect to a sale of a particular Product or Service (e.g., even if such Product or Service is covered by multiple Valid Claims). No royalty shall be payable under this Article V with respect to sales of Products or Services among Covella and its Affiliates and its Sublicensees for resale, nor shall a royalty be payable under this Article V with respect to any Products transferred for use in, or performance of Services in, research and/or development, in clinical trials, in compassionate use programs, as donations to non-profit institutions or government agencies, as promotional free samples or any similar disposition at or below the manufacturing cost of the Product for which no other consideration is provided by the recipient.
                         (iii) Combination Products. In the event that a Product is sold for a single price in combination with another therapeutically active ingredient for which no royalty would be due hereunder if sold separately, Net Sales from such combination product sales in a country for purposes of calculating the amounts payable by Covella under this Section 5.5 shall be calculated by multiplying the Net Sales of the combination product by [***]. In the event that separate sales of such Product (without the additional therapeutically active ingredient) or such additional therapeutically active ingredient were not made during the applicable royalty period, Net Sales shall be calculated [***]. Any such estimates shall be determined using criteria approved by Biogen Idec, such approval not to be unreasonably withheld, conditioned or delayed. Such estimates shall be reported to Biogen Idec with the reports to be provided pursuant to Section 7.1 hereof. If the Parties are unable to agree upon criteria to determine commercial value or the commercial value, the Parties shall submit the matter to arbitration pursuant to Section 15.6, except that the arbitrator shall use all reasonable efforts to complete any such arbitration within two (2) months from the issuance of notice of a referral of such dispute and the Parties will cooperate in good faith to permit such timing.
                         (iv) Generically Equivalent Products. With respect to each Existing Product, if there are one or more generically equivalent products that compete with such Existing Product in a given country (or in the European Union, which shall be treated as a single market for purposes of this Section 5.5(b)(iv)) where there is no issued Valid Claim covering the sale of such Existing Product in such country, and such generically equivalent product(s) have a combined market share of at least [***] ([***]%) of the market (in units) for such Existing Product in such country (or throughout the European Union, as the case may be), then (i) the applicable royalty for Net Sales of such Existing Product in such country (or throughout the European Union, as the case may be) shall be reduced to [***] percent ([***]%) of the royalties that would otherwise be due under this Section 5.5, and (ii) no royalty reduction pursuant to Section 5.5(b)(i) shall apply, if otherwise applicable.
               (c) Royalty Term. Covella’s obligation to pay royalties under this Section 5.5 shall continue with respect to sales of a Product or Service in a particular country until the date which is the

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later of: (i) expiration of the last Valid Claim in such country that would be infringed by the sale of such Product or Service in such country; or (ii) [***] ([***]) years after the First Commercial Sale of a Product (i.e., the first Product) or Service in such country. Thereafter, no further royalties shall be due with respect to such Product or Service in such country.
     5.6 Payments With Respect to Sublicense Revenue. In the event Covella or an Affiliate of Covella sublicenses under Section 2.5, Covella shall pay Biogen Idec a portion of any Sublicense Revenues resulting from sublicense agreements executed by Covella within the first [***] ([***]) years after the Effective Date, as set forth below:
               (a) If a sublicense agreement is executed in the first [***] ([***]) months after the Effective Date, Covella shall pay Biogen Idec [***] percent ([***]%) of Sublicense Revenue actually received by Covella under such sublicense agreement (including any extensions, amendments and restatements thereof), regardless of when such Sublicense Revenue is accrued or received by Covella;
               (b) if a sublicense agreement is executed in the second [***] ([***]) months after the Effective Date, Covella shall pay Biogen Idec [***] percent ([***]%) of Sublicense Revenue actually received by Covella under such sublicense agreement (including any extensions, amendments and restatements thereof), regardless of when such Sublicense Revenue is accrued or received by Covella; and
               (c) if a sublicense agreement is executed in the third [***] ([***]) months after the Effective Date, Covella shall pay Biogen Idec [***] percent ([***]%) of Sublicense Revenue actually received by Covella under such sublicense agreement (including any extensions, amendments and restatements thereof), regardless of when such Sublicense Revenue is accrued or received by Covella.
               (d) Covella shall have no obligation to share Sublicense Revenues with Biogen Idec resulting from any sublicense agreement executed after [***] ([***]) months after the Effective Date.
ARTICLE VI
PAYMENTS
     6.1 Royalty and Sublicense Revenue Payment Terms. Royalties and, if applicable, Sublicense Revenue that have accrued during the period covered by each report provided pursuant to Section 7.1 shall be due and payable on the date such report is due.
     6.2 Payment Method. Unless otherwise expressly stated in this Agreement, all amounts specified in, and all payments to be made under, this Agreement shall be in United States Dollars by wire transfer in immediately available funds to a U.S. account designated by the receiving Party, or by other mutually

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acceptable means. If any currency conversion shall be required in connection with the payment of any royalties or other amounts under this Agreement, such conversion shall be made by using the average of the interbank exchange rates for the purchase and sale of United States Dollars reported by The Wall Street Journal (U.S., Western Edition) on the last business day of the calendar quarter to which such royalty or other payments relate.
     6.3 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties or other amounts with respect to any country in the Territory where Products or Services are sold, Covella shall have the right, at its option and upon written notice to Biogen Idec, to make such payments by depositing, or causing to be deposited, the amount of such payments in local currency to Biogen Idec’s account in a bank or other depository designated by Biogen Idec in such country. When in any country in the Territory, legal restrictions prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments shall be suspended for as long as such legal restrictions are in effect and as soon as such legal restrictions cease to be in effect, all royalties that Covella would have been under an obligation to transmit or deposit but for the legal restrictions shall forthwith be deposited or transmitted, to the extent allowable.
     6.4 Overdue Payments. In the event the initial license fee, any milestone payment, royalty payment or payment of Sublicense Revenues payable by Covella to Biogen Idec under this Agreement is not made when due, such outstanding payment shall accrue interest (from the date such payment is due through and including the date upon which full payment is made) at a rate of [***] percent ([***]%) per month from the due date until paid in full, provided that in no event shall said annual rate exceed the maximum interest rate permitted by law in regard to such payments. Such royalty payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of Biogen Idec to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.
     6.5 Tax Withholding. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). Covella shall make any applicable withholding payments due on behalf of Biogen Idec and shall provide Biogen Idec upon request with such written documentation regarding any such payment as available to Covella relating to an application by Biogen Idec for a foreign tax credit for such payment with the United States Internal Revenue Service.

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ARTICLE VII
REPORTS, RECORDS AND ACCOUNTING
     7.1 Reports. After the first receipt by Covella of Sublicense Revenue pursuant to Section 5.6 or the First Commercial Sale, whichever is earlier, Covella shall furnish to Biogen Idec a written report for each calendar quarter during the remaining term of this Agreement showing, on a country-by-country and Product-by-Product (or Service-by-Service) basis:
               (a) the gross sales of all Products and Services sold by Covella, its Affiliates and Sublicensees during such calendar quarter and the calculation of Net Sales of the Products and Services from such gross sales;
               (b) the applicable royalty rates and the royalties, payable in United States Dollars, which shall have accrued under this Agreement based upon such Net Sales;
               (c) the amount of any Sublicense Revenue received by Covella during such calendar quarter, if relevant;
               (d) the exchange rates used in determining the amount of royalties or Sublicense Revenue, as applicable, payable in United States Dollars, as more specifically provided in Section 6.2; and
               (e) any reductions to or deductions from payments taken by Covella in accordance with this Agreement.
     Reports to be provided by Covella to Biogen Idec under this Section 7.1 shall be due [***] ([***]) calendar days following the end of each calendar quarter (unless Covella has sublicensed rights to commercialize Products or Services, in which event such reports shall be due within [***] ([***]) calendar days following the end of each calendar quarter). If for any quarter following the first receipt by Covella of Sublicense Revenue pursuant to Section 5.6 or the First Commercial Sale, whichever is earlier, there were no Net Sales, and no Sublicense Revenues were received by Covella in such quarter, a report stating such facts shall be due within [***] ([***]) calendar days following the end of such quarter. A responsible financial officer of Covella (or that officer’s responsible designee) shall certify in writing that each such report is correct and complete.
     7.2 Records. Covella shall keep, and shall require that its Affiliates and Sublicensees keep, complete and accurate books of account and records in sufficient detail to enable the amounts payable under this Agreement to be determined. Such books and records shall be kept at the principal place of

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business of Covella, its Affiliate or Sublicensee, as the case may be, for at least [***] ([***]) months following the end of the calendar year to which such books and records pertain.
     7.3 Audits.
               (a) Audit Rights. Upon reasonable prior written notice from Biogen Idec and not more than once in each calendar year nor more frequently than once with respect to records covering any specific period of time, Covella shall permit, and shall require its Affiliates and use Commercially Reasonable Efforts to require its Sublicensees, to permit, an independent certified public accounting firm of nationally recognized standing selected by Biogen Idec and reasonably acceptable to Covella to have access during normal business hours to such books of account and records of Covella, and its Affiliates and Sublicensees, at such party’s principal place of business, as may be reasonably necessary to verify the accuracy of the reports and milestone payments provided by Covella pursuant to Section 7.1 for any calendar year ending not more than [***] ([***]) months prior to the date of such request. If Covella is unable to obtain from any Sublicensee such a right for Biogen Idec to audit the books of account and records of such Sublicensee, Covella shall obtain for itself a reasonably comparable right for Covella to have an independent certified public accounting firm of nationally recognized standing inspect and audit such Sublicensee’s books and records, and (if Covella has not conducted such audit within the preceding twelve (12) months and provided the results thereof to Biogen Idec in accordance with Section 7.3(b)) shall exercise such audit rights on behalf and at the expense of Biogen Idec upon Biogen Idec’ written request, using an independent certified public accounting firm of nationally recognized standing selected by Covella and reasonably acceptable to Biogen Idec, and disclose the results of any such audit to Biogen Idec in accordance with Section 7.3(b).
               (b) Audit Results. If as a result of such audit, it is established that additional royalties, milestone payments and/or Sublicense Revenue were owed to Biogen Idec during the period covered by such audit pursuant to Section 7.3(a), Covella shall promptly remit to Biogen Idec the amount of such additional royalties, milestone payments and/or Sublicense Revenue, together with interest on such amount which shall be calculated pursuant to Section 6.4. The fees charged by such accounting firm in connection with any audit pursuant to this Section 7.3 shall be paid by Biogen Idec; provided, however, that if a discrepancy in favor of Biogen Idec of more than [***] percent ([***]%) of the payments due hereunder for any calendar year within the period being audited is established, then Covella shall pay the fees and expenses charged by such accounting firm in connection with such audit.
               (c) Materiality. For the avoidance of doubt, any material breach of this Section 7.3 shall be deemed to be a material breach of this Agreement.
     7.4 Confidential Financial Information. Biogen Idec shall treat all financial information subject to review under this Article VII as the Proprietary Information of Covella, and shall cause its accounting firm to retain all such financial information in confidence, except to the extent necessary for Biogen Idec to enforce its rights under this Agreement.

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     7.5 [***]
ARTICLE VIII
[***]
     8.1 [***]
     8.2 [***]
ARTICLE IX
RIGHT OF NEGOTIATION
     9.1 Right of Negotiation. Covella hereby grants to Biogen Idec a right of negotiation (the “Right of Negotiation”) with respect to each Subject Transaction on the following terms:
               (a) Notice; Exercise. In the event that (i) the board of directors of Covella determines [***], (ii) Covella [***], or (iii) Covella determines to [***], Covella shall provide notice in writing (the “Notice to Partner”) to Biogen Idec of the occurrence of such event. The Notice to Partner must include a [***] package [***]. The [***] package shall include, without limitation, [***].
               (b) Determination to Not Proceed. If Biogen Idec [***], Biogen Idec shall so notify Covella within [***]. If Covella [***].
               (c) Determination to Proceed. If Biogen Idec [***], then Biogen Idec shall notify Covella within [***]. In such event, the Parties shall promptly begin to negotiate in good faith for [***] (the “Negotiation Period”) to determine [***].
                         (i) In the event that Biogen Idec and Covella do not enter into definitive documents with respect to such Subject Transaction during the Negotiation Period, [***]. If Biogen Idec [***]. If Covella [***]. For the avoidance of doubt, Biogen Idec’s Right of Negotiation with respect to Subject Transactions other than [***] shall remain in full force and effect at all times, subject to termination under Section 9.1(d).

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               (d) Termination of Rights. The rights set forth in this Article IX, including the Right of Negotiation, shall terminate on the earlier of (i) [***], or (ii) [***].
ARTICLE X
CONFIDENTIALITY
     10.1 Proprietary Information. Except as otherwise provided in this Article X, during the term of this Agreement and for a period of [***] ([***]) years thereafter, each Party (the “Recipient”) shall maintain in confidence and use only for purposes of this Agreement any confidential information, data and materials supplied to such Party by the other Party (the “Disclosing Party”) under this Agreement; provided that, unless the confidentiality of any information, data or materials is expressly provided for in this Agreement, if any such information, data or materials are in tangible form, they are marked “Confidential” or “Proprietary,” or if disclosed orally, they are identified as confidential or proprietary when disclosed and are confirmed in writing as confidential or proprietary within [***] ([***]) calendar days following such disclosure (such information, data and materials so disclosed, collectively “Proprietary Information”). The Biogen Idec Know-How, the Manufacturing Know-How and any unpublished patent application within the Biogen Idec Patents shall be deemed to be the Proprietary Information of Biogen Idec without regard to the foregoing marking requirements, and without limiting or in any way affecting the licenses set forth in Article II. The reports delivered to Biogen Idec under Section 7.1, and data and results from clinical trials of Products or other research or development involving Services conducted by Covella and its Affiliates and Sublicensees, shall be deemed to be the Proprietary Information of Covella without regard to the foregoing marking requirements. The obligations of the Recipient under this Article X not to disclose or use Proprietary Information received from the Disclosing Party shall not apply, however, to the extent that any such information, data or materials:
          (a) are or become generally available to the public, or otherwise part of the public domain, other than by acts or omissions of the Recipient in breach of this Agreement;
          (b) are disclosed to the Recipient, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;
          (c) were already rightfully in the possession of the Recipient, other than under an obligation of confidentiality, prior to disclosure by the Disclosing Party, as shown by Recipient’s written records existing prior to such disclosure; or
          (d) are subsequently and independently developed by the Recipient without use of, or reference to, the Proprietary Information of the Disclosing Party, as shown by written records prepared contemporaneously with such disclosure.

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     10.2 Permitted Disclosures. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement:
          (a) a Recipient may disclose Proprietary Information which it is otherwise obligated under this Article X not to disclose, to its legal advisers who are subject to a duty of confidentiality to the Recipient, to its Affiliates, and, in each case whether actual or potential, to: Sublicensees or other collaboration partners, assignees, contractors (including manufacturers and researchers), acquirers, investors, and medical, scientific, business and financial advisors, on a need-to-know basis in accordance with such Recipient’s exercise of its rights or performance of its obligations under this Agreement; provided that such persons agree to be bound by obligations of confidentiality with respect to such Proprietary Information which are substantially similar in scope and duration as those set forth in this Article X.
          (b) a Recipient may disclose Proprietary Information of the Disclosing Party to government or other regulatory authorities to the extent that such disclosure is (i) required by applicable law (including all applicable securities laws), regulation, agency or court order, or (ii) is reasonably necessary in connection with the prosecution of any Patent, to obtain any authorization to conduct clinical studies, or to obtain any Approval; provided that, in case of any disclosures required as described in clause (i) above, the Recipient shall provide reasonable advance notice to the Disclosing Party to allow such Party to oppose such disclosure or to request confidential treatment of such Proprietary Information; provided, further, that Biogen Idec shall only be permitted to disclose Proprietary Information of Covella under clause (ii) above with respect to Biogen Idec Patents exclusively licensed hereunder and for no other purpose.
     10.3 Manufacturing Know-How. In addition to the obligations of confidentiality applicable to the Confidential Information of Biogen Idec pursuant to this Article X, until such time as Biogen Idec ceases to maintain the Manufacturing Know-How as a trade secret, Covella (a) shall maintain in confidence all Manufacturing Know-How, and (b) shall not use such Manufacturing Know-How for any purpose except in manufacturing or having manufactured Products or Services under the license granted under Section 2.2 of this Agreement or pursuant to the sublicense rights of Section 2.4 of this Agreement.
     10.4 Prior Agreement. This Agreement supersedes the Mutual Confidentiality Agreement between Covella and Biogen Idec, Inc., a Delaware corporation and a Controlled Affiliate of Biogen Idec, dated February 1, 2008 (the “Mutual Confidentiality Agreement”). All information exchanged between the Parties under the Mutual Confidentiality Agreement shall be deemed to have been disclosed under this Agreement on a going-forward basis and shall be subject to the terms of this Article X as of the Effective Date.
     10.5 Terms of Agreement. The terms of this Agreement shall not be disclosed by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld; provided,

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however that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) to any Affiliates, legal advisors, accountants, and, in each case whether actual or potential, to: contractors (including contract manufacturers and researchers); licensees, sublicensees or other collaboration partners; acquirers, investors; lenders and other potential financing sources, who are obligated to keep such information confidential. In the event that such disclosure is required as described in clause (a) of the preceding sentence, the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party with respect to the wording, timing and any redactions of any such disclosure.
     10.6 Press Release. Covella, upon or after the Effective Date, shall have the right to issue a press release with respect to this transaction, subject to Biogen Idec’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Such press release shall not include any financial terms of this transaction. Once such press release or any other written statement is approved for disclosure by Biogen Idec, Covella may make subsequent public disclosure of the contents of such statement without the further approval of Biogen Idec. Notwithstanding the foregoing, as of the Effective Date, both Parties shall have the right to disclose to Third Parties, without the need for a confidentiality agreement, the following information: (i) Biogen Idec has exclusively licensed the rights to its Anti-VLA1 Antibody Program to Covella, and/or (ii) Biogen Idec is a stockholder of Covella.
ARTICLE XI
INTELLECTUAL PROPERTY AND INFRINGEMENT
     11.1 Ownership of Inventions.
          (a) Modified Cell Lines and Antibodies.
                    (i) In the event that Covella (or its Affiliate or Sublicensee) modifies any cell line received from Biogen Idec as Biogen Idec Know-How or Manufacturing Know-How under this Agreement, Biogen Idec shall solely own all intellectual property rights in and to such modified cell lines and antibodies produced by such modified cell lines (other than antibodies derived from the Biogen Idec Know-How and owned by Covella as set forth in Section 11.1(a)(ii)), and all derivatives of such materials, whether such materials result from the activities of Covella, its Affiliates or any Sublicensee (“Modified Know-How”). Covella, on behalf of itself and its Affiliates, hereby makes all assignments, and agrees to execute all documents, necessary to perfect Biogen Idec’s ownership of such intellectual property rights as set forth in the preceding sentence, and shall require its Sublicensees to make all such necessary assignments and execute all such necessary documents; provided, however, that (i) Covella and its Affiliates and Sublicensees shall retain an exclusive license under such intellectual property rights

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to use (and authorize others to use) Modified Know-How (which shall be deemed to be Biogen Idec Know-How or Manufacturing Know-How according to the categorization of the original cell line) in the exercise of licenses or rights conveyed under this Agreement without additional payment to Biogen Idec.
                    (ii) As between the Parties, Covella (or its Affiliates or Sublicensees) shall solely own all intellectual property rights, other than pre-existing Patents or other intellectual property rights of Biogen Idec or its licensors, in any inventions or improvements made by Covella (or its Affiliates or Sublicensees) after the Effective Date relating to or comprising (A) anti-VLA1 integrin antibodies produced by cell lines within the Biogen Idec Know-How, and all derivatives of such materials (including anti-VLA1 integrin antibodies and fragments thereof produced by modified versions of such cell lines and derivatives thereof), and (B) genetic materials encoding the foregoing.
          (b) General. Except as expressly set out in Section 11.1(a), as between the Parties, title to all inventions and other intellectual property made solely by personnel of Covella in connection with this Agreement shall be owned by Covella, and title to all inventions and other intellectual property made solely by personnel of Biogen Idec in connection with this Agreement shall be owned by Biogen Idec.
     11.2 Patent Prosecution and Maintenance.
          (a) By Covella. Covella shall have the right, at its expense, to control the preparation, filing, prosecution and maintenance solely of the Prosecution Patents. As used in this Section 11.2, “prosecution” shall include interferences, re-examinations, reissues, oppositions, obtaining certificates of correction, patent term extensions, Supplementary Protection Certificates, and the like. Covella shall consult with Biogen Idec in good faith regarding the preparation, filing, prosecution and maintenance of the Prosecution Patents. Covella shall provide Biogen Idec with semiannual updates on the status of prosecution of the Prosecution Patents in every jurisdiction and shall, in any event, provide notice to Biogen Idec of any action that may be taken with respect to a Prosecution Patent (i) with the U.S. Patent and Trademark Office at least [***] calendar days prior to the deadline for such action, and (ii) with or any foreign patent office at least [***] calendar days prior to the deadline for such action, or if shorter, the maximum period allowed by such foreign patent office. Covella shall have the right to apply for an extension of the term of any Patent within the Prosecution Patents if available under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign equivalents of this law, including any foreign laws extending marketing exclusivity for a Product or Service, such as a Supplementary Protection Certificate. Covella shall, at a minimum, to the extent supported by the disclosure of each Prosecution Patent, diligently prosecute claims within the Prosecution Patents covering the monoclonal antibody hAQC2 composition of matter and claims within the Prosecution Patents covering the use of anti-VLA-1 antibodies in the treatment of the following indications: [***] (the “Core Claims”) within the jurisdictions set forth in Exhibit 10.2A (the “Required Countries”).

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          (b) By Biogen Idec. If Covella determines not to prosecute any claim or Patent within the Biogen Idec Patents (other than prosecution of the Core Claims in the Required Countries, for which, for the avoidance of doubt, Covella has the obligation of prosecution), then Covella shall provide Biogen Idec with written notice of such decision at least [***] ([***]) calendar days prior to the deadline for filing any such prosecution action for any claim or Patent or the date on which the abandonment of any such claim or Patent would become effective. In such event, Biogen Idec shall have the right, but not the obligation, at its option and expense, to control the preparation, filing, prosecution and maintenance of such claim or Patent. If Covella or any of its Affiliates or Sublicensees subsequently uses, makes, offers for sale, sells or imports a Product in any jurisdiction in which Biogen Idec has assumed patent prosecution under this Section 11.2(b), Covella shall, at the time of First Commercial Sale in such jurisdiction, reimburse Biogen Idec for the out-of-pocket costs of such patent prosecution actually incurred, which costs shall not be offset against any other amounts due under this Agreement. For the avoidance of doubt, Biogen Idec shall, at all times, have exclusive control over the prosecution of the Reserved Prosecution Patents, including enforcement rights, at its own expense.
          (c) Cooperation. Each Party shall cooperate with the other Party in connection with activities relating to the preparation, filing, prosecution and maintenance of the Biogen Idec Patents undertaken by the other Party pursuant to this Section 11.2, including: (i) making available to such other Party in a timely manner any documents or information reasonably necessary or appropriate to facilitate such other Party’s preparation, filing, prosecution and maintenance of any Biogen Idec Patent; and (ii) if and as appropriate, signing (or causing to have signed) all documents relating to the preparation, filing, prosecution and maintenance of any Biogen Idec Patent by such other Party. Each Party shall also promptly provide to the other Party all information reasonably requested by such other Party with regard to such Party’s activities pursuant to this Section 11.2.
     11.3 Enforcement.
          (a) Notice. In the event either Party learns of any infringement of the Biogen Idec Patents by the manufacture, use, sale, offer for sale or importation of any product or service in the Field (an “Infringement”), it shall promptly provide written notice to the other Party of such Infringement and shall supply such other Party with all evidence it possesses pertaining to such Infringement.
          (b) Infringement Action. Covella (directly or through its nominee) shall have the first right, but not the obligation, to seek to abate any Infringement of a Prosecution Patent, or to file suit against an infringing party. In the event that Covella or its nominee does not, within [***] ([***]) calendar days from date of a request by Biogen Idec to do so, take action to abate such Infringement, Biogen Idec shall have the right, but not the obligation, to enforce the Biogen Idec Patents in connection with such Infringement in its own name, and at its own cost and expense. For the avoidance of doubt, Biogen Idec has the exclusive right to seek to abate any Infringement of Reserved Prosecution Patents.

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          (c) Cooperation. In any suit, action or other proceeding in connection with an Infringement (an “Infringement Action”), the Party assuming the primary role in the Infringement Action (“Controlling Party”) shall keep the non-Controlling Party reasonably informed of the progress of such Infringement Action. The non-Controlling Party shall cooperate fully with the Controlling Party, including by joining as a nominal party and executing such documents as the Controlling Party may reasonably request, provided that Biogen Idec shall not be required to transfer any right, title or interest in or to any of the Biogen Idec Patents to Covella or any Third Party to confer standing to bring an Infringement Action. In any case, the non-Controlling Party shall have the right, even if not required to be joined, to participate in any Infringement Action with counsel of its own choice at its own expense.
          (d) Costs and Recoveries. The Controlling Party with respect to any Infringement Action may not settle any such action, or otherwise consent to any adverse judgment in any such action, that restricts the scope of, or admits the unenforceability or invalidity of, any Biogen Idec Patent without the express written consent of the non-Controlling Party, which consent shall not be unreasonably withheld. Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken under this Section 11.3 shall applied as follows:
               (i) First, to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such Infringement Action;
               (ii) Second, if and to the extent lost sales are specifically determined by the adjudicating authority, to Covella in reimbursement for lost sales (net of royalties) associated with Products or Services and to Biogen Idec in reimbursement for lost royalties owing hereunder based on such lost sales;
               (iii) Third, any amounts remaining shall be allocated [***] percent ([***]%) to the Controlling Party and [***] percent ([***]%) to the non-Controlling Party.
     For the avoidance of doubt, if any settlement results in the granting to the alleged infringer of a sublicense of any of the Biogen Idec Technology with running royalties payable on post-settlement sales by the alleged infringer, such alleged infringer shall be deemed to be a Sublicensee and such royalties on post-settlement sales (x) shall be subject to all applicable royalty obligations hereunder, and (y) shall not be subject to this Section 11.3(d); provided, that any upfront or milestone payments or the like shall be deemed monetary awards and subject to this Section 11.3(d).
     11.4 Defense of Infringement Claims. If any Product manufactured, used or sold, or any Service performed, by Covella, its Affiliates, or Sublicensees, becomes the subject of a Third Party’s claim or assertion of infringement of a Patent relating to the manufacture, use, sale, offer for sale or importation of such Product or Service, the Party first having notice of the claim or assertion shall

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promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Any such claim naming Biogen Idec as a defendant shall be subject to Section 14.1. In any event, each Party shall reasonably assist the other Party and cooperate in connection with any litigation in which such Party is not named as a defendant, at the defending Party’s request and expense.
     11.5 Labeling and Promotional Materials. Subject to applicable laws and regulations, labeling on all Products and Services sold by or on behalf of Covella, its Affiliates, or Sublicensees pursuant to this Agreement and on all package inserts will identify Biogen Idec as licensor of the Biogen Idec Patents and will comply with all patent marking requirements as specified in 35 USC § 287.
ARTICLE XII
TERM AND TERMINATION
     12.1 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Sections 8.1, 12.2, 12.3 or 12.4 shall continue in full force and effect on a country-by-country basis until no further royalties would be due in such country (the “Term”). Upon expiration (but not early termination of this Agreement) in a given country in accordance with this Section 12.1, the licenses and rights granted by Biogen Idec under this Agreement will continue on a fully paid-up, royalty-free basis in such country.
     12.2 Termination for Material Breach. If either Party materially breaches this Agreement at any time, the non-breaching Party shall have the right to terminate this Agreement by written notice to the breaching Party, if such material breach is not cured within ninety (90) calendar days after written notice is given by the non-breaching Party to the breaching Party specifying the material breach. If the material breach set forth in such written notice is not reasonably capable of cure within ninety (90) calendar days, the breaching Party shall be entitled to an additional ninety (90) calendar days to attempt to cure such material breach, provided that within the initial ninety (90) day period the breaching Party has submitted a cure plan that is reasonably acceptable to the non-breaching Party.
     12.3 Termination for Financial Insecurity. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within ninety (90) calendar days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.
     12.4 Termination by Covella or Biogen Idec.

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          (a) This Agreement may be terminated by Covella, in its sole discretion, upon sixty (60) calendar days written notice to Biogen Idec.
          (b) This Agreement may be terminated by Biogen Idec, in its sole discretion, upon written notice to Covella at any time after the date (the “End Date”) which is thirty (30) calendar days following Biogen Idec’s delivery of the initial stability testing of the Existing Inventory pursuant to the Services and Supply Agreement establishing that the drug substance within the Existing Inventory qualifies as Compliant Material, if and only if Biogen Idec has not received, on or prior to the End Date, the equity consideration under the terms required by and in full satisfaction of Section 5.1 of this Agreement. This Agreement may be terminated by Biogen Idec pursuant to Section 8.1 herein, if such provision is applicable.
     12.5 Effect of Expiration or Termination.
          (a) Upon termination of this Agreement in accordance with Sections 8.1, 12.2, 12.3 or 12.4:
                    (i) The licenses and rights granted by Biogen Idec to Covella under Article II will immediately terminate; provided that, any sublicenses granted in accordance with Section 2.5 prior to the date of the corresponding notice of breach (in the case of Section 12.2) or termination (in the case of Section 8.1, 12.3 or 12.4) shall survive if the relevant Sublicensee agrees in writing to be bound by the terms of this Agreement as such terms apply to such Sublicensee (in which event, such Sublicensee will be deemed a direct licensee of Biogen Idec); provided, further, that any such Sublicensee shall only be responsible for any payments that become due as a result solely of such Sublicensee’s activities after the effective date of any such termination. For clarity, Sublicensees who agree to be bound by the terms of this Agreement pursuant to this Section 12.5(a)(i) will not be responsible for: (A) any payments due to Biogen Idec under Section 5.6 and that Section shall be terminated upon the termination of this Agreement between Covella and Biogen Idec; nor (B) any milestone payments already paid by Covella prior to the effective date of any such termination, nor any milestone payments that may accrue as a result of the activities of any other Sublicensee after the effective date of any such termination of this Agreement; but for purposes of determining the amount of milestone payments under Section 5.2 and/or Section 5.3, any milestone that was met and for which payment has been made by or on behalf of Covella prior to such termination shall be deemed to have been paid by the Sublicensee.
                    (ii) Covella shall return to Biogen Idec all written Biogen Idec Know-How and Manufacturing Know-How, and all copies and any other tangible and electronic embodiments thereof in Covella’s possession, subject to the rights of any surviving Sublicensee.
     12.6 Survival of Certain Obligations. The expiration or termination of this Agreement for any reason shall not relieve either Party of any obligation accruing on or prior to such expiration or termination, or which is attributable to a period prior to such expiration or termination, nor preclude

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either Party from pursuing any rights and remedies it may have under this Agreement, or at law or in equity, which accrued or are based upon any event occurring prior to such expiration or termination. The following provisions shall survive the expiration or termination of this Agreement for any reason: Article I (Definitions); Article VI (Payments); Article X (Confidentiality); Article XIV (Indemnification and Insurance); Article XV (Miscellaneous); Section 5.1 (Equity Grant); Section 7.2 (Records); Section 7.3 (Audits); Section 11.1 (Ownership of Inventions); Section 12.5 (Effect of Termination); Section 13.4 (Disclaimer); and this Section 12.6 (Survival of Certain Obligations).
     12.7 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by either Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the “U.S. Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.
ARTICLE XIII
REPRESENTATIONS AND WARRANTIES
     13.1 General Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
          (a) it is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated;
          (b) it has full corporate power and authority, and has obtained all approvals, permits and consents necessary, to enter into this Agreement and to perform its obligations hereunder;
          (c) this Agreement is legally binding upon it and enforceable in accordance with its terms; and
          (d) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any governmental or regulatory authority having jurisdiction over it.
     13.2 Additional Warranties of Biogen Idec. Biogen Idec hereby covenants, represents and warrants to Covella that:
          (a) Biogen Idec has the right to grant the licenses to Covella that are set forth in this Agreement and owns or Controls all right, title and interest in and to the Biogen Idec Technology;

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          (b) Biogen Idec has not granted any rights in the Biogen Idec Technology that are inconsistent with or that limit the rights granted to Covella under this Agreement;
          (c) The Biogen Idec Know-How has been obtained, evaluated, analyzed, reviewed and prepared in a manner consistent with Biogen Idec programs for other products at a similar stage of development; and
          (d) A true and complete copy of the Boys Town Agreement as of the Effective Date is attached hereto as Exhibit 13.2D. Biogen Idec has not, prior to the Effective Date, sublicensed, assigned or otherwise transferred any of the rights which were granted to it under the Boys Town Agreement.
     13.3 Additional Warranties of Covella. Covella hereby covenants, represents and warrants to Biogen Idec that:
          (a) Covella has delivered to Biogen Idec true and complete copies of: (i) all documents, agreements, instruments and term sheets relating to its founding and initial capitalization including, without limitation, relating to any debt issued or contemplated to be issued thereby and any stockholder, investor, voting or similar agreements entered into by Covella, in respect thereof, (ii) any term sheet (whether binding or not and whether accepted or not) received by Covella in respect of its initial issuance of its preferred stock, if any, and (iii) the currently effective Certificate of Incorporation and bylaws of Covella, in all cases, as such agreements are instruments have been amended through the Effective Date;
          (b) The development, testing, and use by Covella, its Affiliates or Sublicensees, including in clinical trials, of any products or materials comprising, or incorporating, any Compliant Materials shall comply with applicable cGMP and all other applicable laws, rules, regulations or requirements;
          (c) Covella (i) shall use any products or materials supplied by Biogen Idec hereunder solely for purposes of research and development, clinical trials, and other non-commercial purposes, and (ii) shall not use such products or materials in the commercial form of any Product, nor permit any third party to do so. The preceding sentence shall not apply to any cell lines owned solely by Biogen Idec, [***]; and
          (d) Covella has performed the fair market value determination required of Covella by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (16 C.F.R. 801.1 et seq.) and concluded that the transactions contemplated by this Agreement do not meet the reporting requirements thereunder.

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     13.4 DISCLAIMER. Nothing in this Agreement is or shall be construed as a warranty or representation by either Party as to the validity or scope of any Patent licensed hereunder or a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties. Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. NEITHER PARTY REPRESENTS OR WARRANTS THAT THE ANTI-VLA1 ANTIBODY PROGRAM WILL BE SUCCESSFUL OR HAVE ANY PARTICULAR RESULT, OR THAT ANY TECHNOLOGY TRANSFERRED HEREUNDER WILL BE SUFFICIENT TO ADVANCE THE ANTI-VLA1 ANTIBODY PROGRAM OR PRODUCE ANY PARTICULAR RESULT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.
ARTICLE XIV
INDEMNIFICATION AND INSURANCE
     14.1 Indemnification by Covella. Covella shall defend, indemnify, and hold harmless Biogen Idec, its Affiliates and their respective directors, officers, shareholders, employees and agents, and their respective heirs, successors and assigns (“Biogen Idec Indemnitees”), from and against any and all liabilities, claims, damages, losses, costs and expenses (including reasonable attorney’s fees) owing to Third Parties (collectively, “Liabilities”) suffered or sustained by a Biogen Idec Indemnitee, or to which a Biogen Idec Indemnitee becomes subject, arising out of or attributable to: (a) any breach of a representation, warranty, covenant or agreement made or undertaken by Covella under this Agreement; (b) the development, testing, manufacture, use, offer for sale, sale, distribution, promotion, importation, exportation or marketing by Covella, its Affiliates or Sublicensees of a Product or Service or any materials supplied by Biogen Idec hereunder, including any claim that the manufacture, use, offer for sale, sale, or importation of a Product or Service infringes any Third Party intellectual property right, and any claim of personal injury or death arising from the use of a Product or Service, (c) the gross negligence or willful misconduct on the part of Covella or its Affiliate or Sublicensee, or (d) any liability under the Boys Town Agreement arising on or after the Effective Date. However, Covella shall not indemnify or hold harmless any Biogen Idec Indemnitee from any Liabilities to the extent that such Liabilities resulted from the acts or omissions of a Biogen Idec Indemnitee, or any breach of any representation, warranty, covenant or agreement made or undertaken by Biogen Idec under this Agreement.
     14.2 Indemnification by Biogen Idec. Biogen Idec shall defend, indemnify, and hold harmless Covella, its Affiliates and their respective directors, officers, shareholders, employees and agents, and

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their respective heirs, successors and assigns (“Covella Indemnitees”), from and against any and all Liabilities suffered or sustained by a Covella Indemnitee, or to which a Covella Indemnitee becomes subject, arising out of or attributable to: (a) any breach of a representation, warranty, covenant or agreement made or undertaken by Biogen Idec under this Agreement; or (b) any breach by Biogen Idec of any of its obligations under the Boys Town Agreement on or prior to the Effective Date; (c) the gross negligence or willful misconduct on the part of a Biogen Idec Indemnitee; (d) any liability under the Boys Town Agreement arising prior to the Effective Date; or (e) any activities of Biogen Idec or any Biogen Idec Indemnitee pursuant to the rights retained by Biogen Idec under Section 2.3. However, Biogen Idec shall not indemnify or hold harmless any Covella Indemnitee from any Liabilities to the extent that such Liabilities resulted from the acts or omissions of a Covella Indemnitee or any breach of any representation, warranty, covenant or agreement made or undertaken by Covella under this Agreement.
     14.3 Indemnification Procedures. In the event that any Indemnitee (either a Covella Indemnitee or a Biogen Idec Indemnitee) intends to claim indemnification under this Article XIV, such Indemnitee shall promptly notify the other Party in writing of the alleged Liability. The indemnifying Party (“Indemnifying Party”) shall have the right to control the defense thereof, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnitee (which approval shall not be unreasonably withheld), and the Indemnitee may participate in such defense at such Indemnitee’s expense (unless the Indemnitee shall have reasonably concluded, based upon a written opinion from outside legal counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnitee in the defense of such action, in each of which cases the Indemnifying Party shall pay the fees and expenses of one law firm serving as counsel for the Indemnitee). The failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that such failure to give notice did not result in prejudice to the Indemnifying Party or the Indemnifying Party’s insurer. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the approval of the Indemnitee (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against the Indemnitee; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation. The Indemnitee shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing, and shall be reasonably required in connection with the defense of such claim or litigation resulting therefrom.
     14.4 Insurance. Covella shall, at its sole expense, obtain and maintain the following insurance on its own behalf, with insurance companies having an A. M. Best Rating of “A-, VII” or better:
          (a) From the initiation of the first clinical trial for a Product until the date [***] ([***]) years after the last dosing of a human subject under the last clinical trial for a Product, Covella shall maintain coverage for each such clinical trial in an amount not less than (i) [***] Dollars ($[***]) per

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occurrence and [***] Dollars ($[***]) annual aggregate for any Phase I clinical trial, and (ii) [***] Dollars ($[***]) per occurrence and [***] Dollars ($[***]) annual aggregate for any Phase II or Phase III clinical trial;
          (b) During the Term, Covella shall maintain comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (i) each occurrence, [***] Dollars ($[***]); (ii) personal and advertising injury, [***] Dollars ($[***]); and (iii) general aggregate (commercial form only), [***] Dollars ($[***]).
          (c) Such insurance shall name Biogen Idec MA Inc. as an additional insured. Covella shall furnish Biogen Idec with certificates of insurance showing compliance with all requirements set forth in this Section 14.4. Such certificates shall: (i) indicate that Biogen Idec has been endorsed as an additional insured under the coverage referred to above; and (ii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by Biogen Idec. Covella shall notify Biogen Idec within thirty (30) calendar days of any change in the terms of such insurance from those set forth in the most recent certificate of insurance provided to Biogen Idec pursuant to this Section 14.4. The coverage and limits referred to above shall not in any way limit the liability of Covella hereunder. Covella shall require Sublicensees and Affiliates, if performing clinical trials or offering for sale or selling any Product, to carry equivalent insurance and to comply with all provisions of this Section 14.4 (mutatis mutandis).
ARTICLE XV
MISCELLANEOUS
     15.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, power shortage or failure, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or any acts, omissions or delays in acting by any governmental authority or the other Party.
     15.2 Assignment. Either Party may assign or transfer this Agreement: (a) without the consent of the other Party, to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets or business related to this Agreement, or in the event of its merger or consolidation or change in control or similar transaction; and (b) in any other circumstance, only with the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Biogen Idec shall not assign or otherwise transfer to any Affiliate or any Third Party ownership of any of the Biogen Idec

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Technology unless such Affiliate or Third Party agrees to be bound by this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment by a Party of this Agreement in violation of this Section 15.2 shall be void.
     15.3 Severability. If one (1) or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the Parties shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions are, in their economic effect, sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions. In the event that such provisions cannot be agreed upon, the invalidity, illegality or unenforceability of one (1) or more provisions of the Agreement shall not affect the validity of this Agreement as a whole.
     15.4 Notices. Any notice, consent or report required or permitted to be given or made under this Agreement by one Party to the other Party shall be in English and in writing, delivered personally or by facsimile (receipt verified and a copy promptly sent by personal delivery, U.S. first class mail or express courier providing evidence of receipt, postage prepaid (where applicable)), or by U.S. first class mail or express courier providing evidence of receipt, postage prepaid (where applicable), at the following address for a Party (or such other address for a Party as may be specified by like notice):

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To Biogen Idec:	To Covella:
Biogen Idec, Inc.
14 Cambridge Center
Cambridge MA 02142
Attention:
Susan Alexander, Esq.
General Counsel
Facsimile: (866) 546-2758
Phone: (617) 679-2386

With a copy to (which shall not constitute notice hereunder):

Biogen Idec, Inc.
14 Cambridge Center
Cambridge MA 02142
Attn: Susan Green
Associate Director, Program
Management
Facsimile: (617) 914-4569
Phone: (617) 679-2218
Covella Pharmaceuticals, Inc.
P.O. Box 676150
14530 Calle Carla
Rancho Santa Fe, CA 92067
Attention: Chief Executive Officer
Facsimile:
Phone:

With a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention: Faye H. Russell, Esq.
Facsimile: (858) 523-5450
Phone: (858) 523-5400
     All such notices, consents or reports shall be effective upon receipt.
     15.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of law principles that would provide for application of the law of a jurisdiction other than California and excluding the United Nations Convention on Contracts for the International Sales of Goods.
     15.6 Arbitration.
          (a) Except as otherwise expressly provided in this Section 15.6, the Parties agree that any dispute, claim or controversy arising under, out of, or in connection with this Agreement (a “Dispute”) as to the breach, performance or interpretation of this Agreement, such Dispute shall, upon written notice of either Party to the other, be referred for resolution by final, binding arbitration in accordance with the provisions of this Section 15.6. The arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (or any successor entity thereto) (“JAMS”) under its rules of arbitration then in effect, except as modified in this Agreement. The arbitration shall be conducted in

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the English language, by a single arbitrator. The arbitrator shall engage an independent expert with experience in the subject matter of the Dispute to advise the arbitrator.
          (b) With respect to any Dispute referred to arbitration pursuant to Section 15.6(a), the Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within six (6) months from the issuance of notice of a referral of any such Dispute to arbitration. The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the Dispute.
          (c) The Parties agree that the decision of the arbitrator shall be the sole, exclusive and binding remedy between them regarding the Dispute presented to the arbitrator. Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitrator shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Party otherwise agrees in writing; provided that either Party may make such disclosures as are permitted for Proprietary Information of the other Party under Article X above.
          (d) Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in San Diego, California. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator, and the cost of the arbitrator and administrative fees of JAMS. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.
          (e) Pending the selection of the arbitrator or pending the arbitrator’s determination of the merits of any Dispute, either Party may seek appropriate interim or provisional relief from any court of competent jurisdiction as necessary to protect the rights or property of that Party.
     15.7 LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF ARTICLE X (CONFIDENTIALITY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 15.7 SHALL BE DEEMED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER ARTICLE XIV TO THE EXTENT A THIRD PARTY RECOVERS ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES FROM AN INDEMNITEE.
     15.8 Entire Agreement. This Agreement (including the Exhibits attached hereto) contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express

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or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including the Mutual Confidentiality Agreement.
     15.9 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.
     15.10 Independent Contractors. It is expressly agreed that Biogen Idec and Covella shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency or other fiduciary relationship. Neither Biogen Idec nor Covella shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so.
     15.11 Waiver; Amendment. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of any Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same. This Agreement may be amended, and any term of this Agreement may be modified, only by a written instrument executed by a duly authorized representative of each Party.
     15.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
     15.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall have the same effect as their originals.
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Execution Copy
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

COVELLA PHARMACEUTICALS, INC.

BY: NAME:	/s/ Lawrence C. Fritz Lawrence C. Fritz
TITLE:	President & CEO

BIOGEN IDEC MA INC.

BY: NAME:	/s/ James C. Mullen James C. Mullen
TITLE:	President & CEO